Exhibit 99.1

K12 Inc. Reports Full Fiscal Year 2013 Financial Results

EPS Increases 60.0% to $0.72 on Revenue Growth of Nearly 20.0% to $848.2 Million

HERNDON, Va.--(BUSINESS WIRE)--August 29, 2013--K12 Inc. (NYSE: LRN), a leading provider of proprietary, technology-based curriculum, software and education services created for individualized learning for students primarily in kindergarten through 12th grade, today announced its results for the fourth fiscal quarter and full fiscal year ended June 30, 2013.

Financial Highlights for the Fiscal Year Ended June 30, 2013

  Revenues for the fiscal year ended June 30, 2013 grew 19.7% to $848.2 million, primarily due to a 12.7% increase in average student enrollments and an increase in average revenue per student in our managed public schools business.
  EBITDA, a non-GAAP measure (see reconciliation below), for the fiscal year ended June 30, 2013 increased 28.0% to $111.4 million and EBITDA margin grew to 13.1%.
  Operating income grew 57.6% to $45.7 million.
  Net income attributable to common and Series A stockholders grew by 60.6% to $28.1 million.
  Diluted net income attributable to common stockholders per share, which reflects a pro rata allocation of net income to Series A stockholders, grew 60.0% to $0.72.

Financial Highlights for the Three Months Ended June 30, 2013 (Fourth Quarter Fiscal Year 2013)

  Revenues for the fourth quarter of FY 2013 increased 19.2% to $203.1 million, primarily due to organic revenue growth of 20.8% in our core Managed Public Schools business.
  EBITDA, a non-GAAP measure (see reconciliation below), for the fourth quarter of FY 2013 grew 7.3% to $19.0 million.
  Operating income decreased 30.0% to $1.4 million.
  Net income attributable to common and Series A stockholders grew by 27.8% to $2.3 million.
  Diluted net income attributable to common stockholders per share, which reflects a pro rata allocation of net income to Series A stockholders, grew by 20.0% to $0.06.

Comments from Management

Nate Davis, Executive Chairman of the Board, commented: “I am very pleased with the financial results K12 delivered in fiscal 2013. We remain intensely focused on improving academics and, to that end, we have introduced innovative academic pilots to improve our learning model and have launched new diagnostic assessment tools. We are excited about the new school year and grateful to have the opportunity to offer an individualized and adaptive education to students around the world.”

Cash, Capital Expenditures and Capital Leases

As of June 30, 2013, the Company had cash and cash equivalents of $181.5 million, reflecting an increase of $36.8 million from June 30, 2012.

Capital expenditures for the fiscal year ended June 30, 2013 were $50.3 million, reflecting an increase of $1.7 million, and was comprised of:

  $8.3 million for property and equipment,
  $23.4 million for capitalized software development, and
  $18.6 million for capitalized curriculum.

Capital leases financed additional purchases of $24.7 million during the fiscal year ended June 30, 2013, primarily for computers and software for students.

Revenue and Enrollment Data

Revenue by Business Line

The following table sets forth revenue for the Company’s three lines of business -- Managed Public Schools (turn-key management services provided to public schools), Institutional Sales (educational products and services provided to school districts, public schools and other educational institutions that it does not manage), and International and Private Pay Schools (private schools for which it charges student tuition and makes direct consumer sales) -- for the periods indicated:

	Year Ended June 30,			2013 / 2012		2012 / 2011
($ in thousands)	2013	2012	2011	Change	Change %	Change	Change %
Managed Public Schools	$730,800	$596,142	$454,001	$134,658	22.6%	$142,141	31.3%
Institutional Business	73,269	73,150	46,756	119	0.2%	26,394	56.5%
International and Private Pay Business	44,151	39,115	21,677	5,036	12.9%	17,438	80.4%
Total	$848,220	$708,407	$522,434	$139,813	19.7%	$185,973	35.6%

Enrollment Data

The following table sets forth average enrollment data for students in Managed Public Schools and total enrollment data for students in the International and Private Pay Schools for the periods indicated. These figures exclude enrollments from classroom pilot programs and consumer programs.

	Year Ended June 30,			2013 / 2012		2012 / 2011
	2013	2012	2011	Change	Change %	Change	Change %
Average Student Enrollments*	117,563	104,289	74,755	13,274	12.7%	29,534	39.5%

	Year Ended June 30,			2013 / 2012		2012 / 2011
	2013	2012	2011	Change	Change %	Change	Change %
Student Enrollments	31,619	31,830	28,777	(211)	-0.7%	3,053	10.6%
Semester Course Enrollments	84,642	83,519	68,230	1,123	1.3%	15,289	22.4%

* The Managed Public Schools average student enrollments include enrollments for which we received no public funding.

Fiscal Year 2014 Outlook

The Company intends to issue guidance for the current fiscal year in mid-October 2013.

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “expects,” “plans,” “intends” and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: our potential inability to further develop, maintain and enhance our products and brands; the reduction of per pupil funding amounts at the schools we serve; reputation harm resulting from poor performance or misconduct by operators in any school in our industry and in any school in which we operate; challenges from virtual public school or hybrid school opponents; failure of the schools we serve to comply with regulations resulting in a loss of funding or an obligation to repay funds previously received; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts with schools due to a loss of authorizing charter; failure to enter into new contracts or renew existing contracts with schools; risks associated with entering into and executing mergers, acquisitions and joint ventures; failure to successfully integrate mergers, acquisitions and joint ventures; inability to recruit, train and retain quality teachers and employees; uncertainty regarding our ability to protect our proprietary technologies; risks of new, changing and competitive technologies; increased competition in our industry; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of August 29, 2013, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Conference Call

The Company will discuss its fourth quarter 2013 financial results during a conference call scheduled for Thursday, August 29, 2013 at 8:30 a.m. eastern time (ET).

The conference call will be webcast and available on the K12 web site at www.k12.com through the Investor Relations link. Please access the web site at least 15 minutes prior to the start of the call to register and download and install any necessary software.

To participate in the live call, investors and analysts should dial (866) 825-1709 (domestic) or (617) 213-8060 at 8:20 a.m. (ET). The participant pass code is 82179632. A replay of the call will be available starting on August 29, 2013, through September 5, 2013, at (888) 286-8010 (domestic) or (617) 801-6888 (international) pass code 35861153. It will also be archived at www.k12.com in the Investor Relations section for 60 days.

Financial Statements

The financial statements set forth below are not the complete set of K12 Inc.’s financial statements for the quarter and year and are presented below without footnotes. Readers are encouraged to obtain and carefully review K12 Inc.’s Annual Report on Form 10-K for the year ended June 30, 2013, including all financial statements contained therein and the footnotes thereto, filed with the SEC. The Form 10-K may be retrieved from the SEC's website at www.sec.gov or from K12 Inc.’s website at www.k12.com.

K12 INC.
CONSOLIDATED BALANCE SHEETS

	June 30,
	2013	2012
	(In thousands, except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$181,480	$144,652
Restricted cash and cash equivalents	-	1,501
Accounts receivable, net of allowance of $2,560 and $1,624 at June 30, 2013 and June 30, 2012, respectively	186,459	160,922
Inventories, net	44,395	37,853
Current portion of deferred tax asset	11,368	16,140
Prepaid expenses	10,331	11,173
Other current assets	23,916	14,598
Total current assets	457,949	386,839
Property and equipment, net	56,142	55,903
Capitalized software, net	43,504	34,709
Capitalized curriculum development costs, net	64,599	60,345
Intangible assets, net	32,139	36,736
Goodwill	61,413	61,619
Investment in Web International	-	10,000
Deposits and other assets	3,150	2,684
Total assets	$718,896	$648,835

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current liabilities
Accounts payable	$21,838	$23,951
Accrued liabilities	17,027	13,802
Accrued compensation and benefits	21,970	17,355
Deferred revenue	28,567	25,410
Current portion of capital lease obligations	19,395	15,950
Current portion of note payable	390	1,145
Total current liabilities	109,187	97,613
Deferred rent, net of current portion	8,833	6,974
Capital lease obligations, net of current portion	16,107	15,124
Note payable, net of current portion	-	777
Deferred tax liability	33,299	31,591
Other long term liabilities	2,512	1,908
Total liabilities	169,938	153,987
Commitments and contingencies	-	-
Redeemable noncontrolling interest	15,200	17,200
Equity:
K12 Inc. stockholders’ equity
Common stock, par value $0.0001; 100,000,000 shares authorized; 37,440,662 and 36,436,933 shares issued and outstanding at June 30, 2013 and June 30, 2012, respectively	4	4
Additional paid-in capital	548,390	519,439
Series A Special Stock, par value $0.0001; 2,750,000 shares issued and outstanding at June 30, 2013 and 2012	63,112	63,112
Accumulated Other Comprehensive Income (Loss)	(294)	100
Accumulated deficit	(81,050)	(109,161)
Total K12 Inc. stockholders’ equity	530,162	473,494
Noncontrolling interest	3,596	4,154
Total equity	533,758	477,648
Total liabilities, redeemable noncontrolling interest and equity	$718,896	$648,835

K12 INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Year Ended June 30,
	2013	2012	2013	2012
	(In thousands, except share and per share data)
Revenues	$203,087	$170,402	$848,220	$708,407
Cost and expenses
Instructional costs and services	129,192	102,617	498,398	408,560
Selling, administrative and other operating expenses	66,206	60,970	283,032	245,274
Product development expenses	6,268	4,783	21,084	25,593
Total costs and expenses	201,666	168,370	802,514	679,427
Income from operations	1,421	2,032	45,706	28,980
Interest income (expense), net	1,657	(267)	851	(989)
Income before income tax expense and noncontrolling interest	3,078	1,765	46,557	27,991
Income tax expense	(1,828)	(571)	(20,023)	(11,882)
Net income	1,250	1,194	26,534	16,109
Add net loss attributable to noncontrolling interest	1,018	607	1,577	1,434

Net income attributable to common stockholders, including Series A stockholders	$2,268	$1,801	$28,111	$17,543

Net income attributable to common stockholders per share, excluding Series A stockholders:
Basic	$0.06	$0.05	$0.72	$0.46
Diluted	$0.06	$0.05	$0.72	$0.45
Weighted average shares used in computing per share amounts:
Basic	36,642,685	35,952,162	36,267,345	35,802,678
Diluted	39,475,382	38,723,316	39,017,345	38,740,863

K12 INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended June 30,
	2013	2012	2011
	(In thousands)
Cash flows from operating activities
Net income	$26,534	$16,109	$11,665
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	65,737	58,033	42,934
Stock based compensation expense	14,374	10,067	9,466
Excess tax (benefit) expense from stock based compensation	(8,889)	3,122	(4,954)
Deferred income taxes	15,770	10,297	10,978
Provision for doubtful accounts	2,070	204	1,472
Provision for inventory obsolescence	387	1,618	1,060
Provision for student computer shrinkage and obsolescence	482	1,038	219
Changes in assets and liabilities:
Accounts receivable	(27,708)	(64,270)	(15,810)
Inventories	(6,929)	(8,918)	(4,621)
Prepaid expenses	843	(784)	363
Other current assets	682	(5,260)	(1,825)
Deposits and other assets	(466)	764	(1,037)
Accounts payable	(2,115)	2,794	2,726
Accrued liabilities	3,226	(292)	615
Accrued compensation and benefits	4,616	4,275	1,976
Deferred revenue	3,119	3,351	6,760
Restricted cash	1,501	-	1,842
Deferred rent and other liabilities	2,059	843	3,384
Net cash provided by operating activities	95,293	32,991	67,213

Cash flows from investing activities
Purchase of property and equipment	(8,339)	(10,483)	(19,616)
Capitalized software development costs	(23,446)	(21,994)	(9,947)
Capitalized curriculum development costs	(18,560)	(16,123)	(18,086)
Purchase of Kaplan	-	(12,641)	-
Purchase of AEC, net of cash acquired of $3,841	-	-	(24,543)
Purchase of IS Berne, net of cash acquired of $1,563	-	-	(839)
Cash advanced for AEC performance escrow	-	-	(6,825)
Cash returned for AEC performance escrow	-	-	6,825
Cash paid for investment in Web	-	-	(10,000)
Net cash used in investing activities	(50,345)	(61,241)	(83,031)

Cash flows from financing activities
Proceeds from issuance of common stock	-	-	125,619
Repayments on capital lease obligations	(20,275)	(16,600)	(15,135)
Repayments on notes payable	(1,533)	(1,820)	(1,969)
Proceeds from notes payable	-	-	1,932
Borrowings from line of credit	-	-	15,000
Repayments under the line of credit	-	-	(15,000)
Proceeds from exercise of stock options	7,253	3,380	13,364
Payment of stock registration expense	-	(313)	-
Excess tax (benefit) expense from stock based compensation	8,889	(3,122)	4,954
Repurchase of restricted stock for income tax withholding	(2,546)	(1,292)	(1,627)
Net cash provided by (used in) financing activities	(8,212)	(19,767)	127,138

Effect of foreign exchange rate changes on cash and cash equivalents	92	(430)	28

Net change in cash and cash equivalents	36,828	(48,447)	111,348
Cash and cash equivalents, beginning of year	144,652	193,099	81,751
Cash and cash equivalents, end of year	$181,480	$144,652	$193,099

Non-GAAP Financial Measures

EBITDA

EBITDA consists of net income (loss), plus net interest expense, plus income tax expense, minus income tax benefit, plus depreciation and amortization and noncontrolling interest charges. Interest expense primarily consists of interest expense for capital leases and long-term and short-term borrowings. We use EBITDA in addition to income from operations and net income as a measure of operating performance. However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles, or GAAP, and when analyzing our operating performance, investors should use EBITDA in addition to, and not as an alternative for, net income (loss) as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for our management's discretionary use, as it does not consider certain cash requirements such as capital expenditures, tax payments, interest payments, or other working capital.

We believe EBITDA is useful to an investor in evaluating our operating performance because it is widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of our capital structure and the method by which assets were acquired. Our management uses EBITDA:

  as an additional measurement of operating performance because it assists us in comparing our performance on a consistent basis;
  in presentations to the members of our Board of Directors to enable our Board to have the same measurement basis of operating performance as is used by management to compare our current operating results with corresponding prior periods and with the results of other companies in our industry; and
  on an adjusted basis in determining compliance with the terms of our credit agreement.

The following tables provide a reconciliation of net income to EBITDA.

	Three Months Ended June 30,		Year Ended June 30,
	2013	2012	2013	2012
	(In thousands)
Net income	$2,268	$1,801	$28,111	$17,543
Interest expense, net	(1,657)	267	(851)	989
Income tax expense	1,828	571	20,023	11,882
Depreciation and amortization	17,562	15,708	65,737	58,033
Noncontrolling interest	(1,018)	(607)	(1,577)	(1,434)
EBITDA	$18,983	$17,740	$111,443	$87,013

About K12 Inc.

K12 Inc. (NYSE: LRN) is leading the transformation to individualized learning as the nation's foremost provider of technology-powered online solutions for students in pre-kindergarten through high school. K12 has worked with over 2,000 school districts and has delivered more than four million courses over the past decade. K12 provides curricula, academic services, and learning solutions to public schools and districts, traditional classrooms, blended school programs, and families. K12's curriculum is rooted in decades of research combined with 21st-century technology by cognitive scientists, interactive designers and teachers. K12's portfolio of more than 550 unique courses and titles—the most extensive in the technology-based education industry—covers every core subject and four academic levels for high school including Honors and AP. K12 offers credit recovery courses, career-building electives, remediation support, six world languages and a deep STEM offering. The K12 program is offered through K12 partner public schools in more than two-thirds of the states and the District of Columbia, and through private schools serving students in all 50 states and more than 100 countries. More information can be found at K12.com.

CONTACT:
K12 Inc.
Investor Contact:
Christina L. Parker, 703-483-7077
VP Investor Relations
chparker@k12.com
or
Press Contact:
Jeff Kwitowski, 703-483-7281
SVP Corporate Communications
jkwitowski@k12.com